CONTACT:     Paul D. Baker
Comverse , Inc.
(212) 739-1060

Comverse Announces Preliminary Fiscal 2012 Third Quarter Results;
Conference Call to Discuss Selected Financial Information to be Held Today at 8:00 AM

WAKEFIELD, MA, December 11, 2012 - Comverse, Inc. (“Comverse”; Nasdaq: CNSI) today announced preliminary results for the three months ended October 31, 2012. Comverse expects to file its full results and Form 10-Q in a timely fashion, on or before December 17, 2012.
For the third quarter of fiscal 2012, Comverse expects Revenue of between $184 - $187 million, Operating Income (Loss) of between $(3) - $2 million, and Comverse Performance of between $9 - $14 million. In addition, third quarter cash provided by operating activities from continuing operations should be approximately $21 million.

At October 31, 2012, Comverse held cash and cash equivalents of $248.4 million, including restricted cash and bank time deposits of $43.1 million. During the three months ended October 31, 2012, in connection with the completion of the Share Distribution, Comverse received from Comverse Technology, Inc. (“CTI”), the Company's former parent, a cash capital contribution of $38.5 million and all indebtedness payable by Comverse to CTI was settled through a capital contribution to our equity by CTI. In addition, we received $37.2 million of cash consideration from the disposition of Starhome, including $4.9 million held in escrow.

Philippe Tartavull, President & CEO of Comverse, Inc., said, “Following our October 31, 2012 spin-off as a well-capitalized independent public company with over $240 million in cash and cash equivalents and no debt, Comverse is focused on continuously improving operating efficiency and performance, the strong industrialization of our Business Support Systems ("BSS") product and launch of our Value-Added Services ("VAS") cloud offering, while continuing to serve our 450 communications service provider customers with the highest quality, most innovative BSS and VAS solutions. Our converged BSS and VAS products and services continue to be recognized for market leadership, including our recent BSS market leader designation by research firm Gartner Group, and we intend to build on this position through strong investment in next-generation solutions and capabilities.”
Conference Call Details
Comverse will be conducting a conference call today at 8am ET. To listen to the conference call live, dial 678-825-8369. Please dial-in at least five minutes before the scheduled start time. A live webcast can be accessed at www.comverse.com.
A replay of the call will be available, beginning at approximately 11:00 am on December 11, 2012 for seven days, at 404-537-3406, and archived via webcast at www.comverse.com. The replay access code is 79424269.
Presentation of Non-GAAP Financial Measures
Comverse provides Comverse Performance as additional information for its operating results. This measure is not in accordance with, or an alternative for, GAAP financial measures and may be different from, or not comparable to similarly titled or other non-GAAP financial measures used by other companies. Comverse believes that the presentation of this non-GAAP financial measure provides useful information to investors regarding certain additional financial and business trends relating to its results of operations as viewed by management in monitoring the company's businesses. In addition, management uses this non-GAAP financial measure for reviewing financial results and for planning purposes.
Comverse performance is computed by management as income (loss) from operations adjusted for the following: (i) stock-based compensation expense; (ii) amortization of acquisition-related intangibles; (iii) compliance-related professional fees; (iv) compliance-related compensation and other expenses; (v) impairment of goodwill; (vi)

impairment of property and equipment; (vii) litigation settlements and related costs; (viii) restructuring charges; and (ix) certain other gains and charges. Compliance-related professional fees and compliance-related compensation and other expenses relate to fees and expenses recorded in connection with CTI's efforts to (a) complete certain financial statements and audits of such financial statements, (b) become current in periodic reporting obligations under the federal securities laws, and (c) remediate material weaknesses in internal control over financial reporting.

About Comverse
Comverse is the world's leading provider of software and systems for business enablement through converged billing and active customer management, mobile Internet, value-added and managed services. Comverse's extensive customer base spans more than 125 countries and covers over 450 communication service providers serving more than two billion subscribers. The company's innovative product portfolio enables communication service providers to unleash the value of the network for their customers by making their networks smarter. Comverse's solutions support flexible deployment models, including in-network, cloud, hosted and managed services. Comverse is ranked number 55 in PwC's Global 100 Software Leaders based on research by Pierre Audoin Consultants.  For more information, visit www.comverse.com.

Forward-Looking Statements
This press release includes “forward-looking statements.” Forward-looking statements include financial projections, statements of plans and objectives for future operations, statements of future economic performance, and statements of assumptions relating thereto. In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “expects,” “plans,” “anticipates,” “estimates,” “believes,” “potential,” “projects,” “forecasts,” “intends,” or the negative thereof or other comparable terminology. By their very nature, forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results, performance and the timing of events to differ materially from those anticipated, expressed or implied by the forward-looking statements in this press release. Such risks or uncertainties may give rise to future claims and increase exposure to contingent liabilities. These risks are discussed in “Risk Factors” included in our Preliminary Information Statement filed as Exhibit 99.1 to our Registration Statement on Form 10 filed by us with the SEC on October 10, 2012. The documents and reports we file with the SEC are available through us, or our website, www.comverse.com, or through the SEC's Electronic Data Gathering, Analysis, and Retrieval system (EDGAR) at www.sec.gov. We undertake no commitment to update or revise any forward-looking statements except as required by law.